UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2004

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439 (Commission File Number)	04-2664794 (IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion or Acquisition or Disposition of Assets.

        On October 29, 2004, LoJack Corporation (“LoJack”) completed its acquisition, through LoJack ExchangeCo Canada Inc., its wholly owned Canadian subsidiary formerly known as 4246624 Canada Inc. (“ExchangeCo”), of all of the issued and outstanding common shares of Boomerang Tracking Inc. (“Boomerang”) pursuant to a Combination Agreement, dated as of August 16, 2004, between LoJack, ExchangeCo and Boomerang. Boomerang is a marketer and provider of stolen vehicle recovery technology in Canada. Other than in respect of the transaction, there are no material relationships between LoJack and Boomerang.

        The aggregate purchase price paid for the issued and outstanding common shares of Boomerang was approximately $52.4 million, consisting of $36.7 million in cash consideration and the issuance by ExchangeCo of exchangeable shares and interim notes which are exchangeable for 1,426,925 LoJack common shares. The cash portion of the purchase price was funded with a Canadian Dollar denominated term loan in the aggregate principal amount of CDN $30.1 million ($24.6 million – U.S. Dollar equivalent) made to ExchangeCo (and guaranteed by LoJack and its domestic U.S. and Canadian subsidiaries) under the multicurrency credit facility described in Item 2.03 below and cash on hand after giving effect to the combination.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        As of October 29, 2004, LoJack, ExchangeCo, the Guarantors from time to time parties thereto, the Lenders from time to time party thereto and Harris Trust and Savings Bank, as Administrative Agent, and Bank of Montreal, as Canadian Co-Agent entered into a multicurrency credit agreement (the “Agreement”). The Agreement makes available to LoJack an unsecured revolving credit facility in an aggregate principal amount not to exceed U.S. $10.0 million at any one time outstanding (the “Revolving Loans”) in the form of loans and letters of credit (with such letters of credit being subject to a U.S. $2.0 million sub-limit). The Agreement also provides for term loans to be made to ExchangeCo, in a single borrowing, in the aggregate principal amount of up to approximately CDN $39.3 million (the “Term Loan”). On November 1, 2004, ExchangeCo borrowed the aggregate principal amount of CDN $30.1 million ($24.6 million – U.S. Dollar equivalent) as the Term Loan. The Revolving Loans are guaranteed by LoJack and its domestic subsidiaries. The Term Loan is guaranteed by LoJack and its domestic U.S. and Canadian subsidiaries. Concurrently with its entering into the Agreement, LoJack also amended its existing Citizens Bank credit facility to convert it into a demand facility with a maximum availability of $5.0 million.

        Revolving Loans under the Agreement bear interest, at LoJack’s option, at either the greater of the Administrative Agent’s prime rate and the Federal Funds rate plus .50%, or the London Interbank Offered Rate (reserve adjusted), plus a spread of 1.25% to 1.75% depending on LoJack’s leverage ratio. The Term Loan under the Agreement bears interest, at LoJack’s option, at either the greater of the Canadian Co-Agent’s prime rate and the interest rate applicable to one month Canadian dollar denominated bankers’ acceptances, plus 1.00%, or the London Interbank Offered Rate (reserve adjusted), plus a spread of 1.25% to 1.75% depending on LoJack’s leverage ratio. LoJack is also required to pay a commitment fee of .250% to .400% per annum of the unused portion of the commitment to make Revolving Loans and commercial letter of credit fees of 1.25% to 1.75% per annum, with such fees in each case depending on LoJack’s leverage ratio.

        Principal and interest on the Revolving Loans shall mature and become payable on October 29, 2009. Payments on the Term Loan are required to be made in quarterly installments commencing on March 31, 2005. Initially the quarterly installment payable will be CDN $1.2 million. Beginning with the quarterly installment due on March 31, 2006, the quarterly installment payable will be CDN $1.5 million per quarter. The remaining amount of unpaid principal and interest on the Term Loan is due and payable on October 29, 2009.

        Within 60 days of the date of the Agreement, ExchangeCo is required to prepay the Term Loan by an aggregate amount equal to the difference (if any) between the cash and cash equivalents reflected on the balance sheet of Boomerang on October 29, 2004 (and after giving effect to all payments in connection with the Boomerang acquisition) minus the U.S. Dollar Equivalent of $2.0 million (except that the ExchangeCo shall not be required to prepay more than the U.S. Dollar Equivalent of $10.0 million of the Term Loan).

        The Agreement includes customary covenants for transactions of this type, including the following financial covenants:

•	LoJack must maintain a maximum total leverage ratio as specified in the Agreement;

•	LoJack shall, at all times, maintain a minimum net worth as specified in the Agreement;

•	LoJack’s ratio of EBITDA to Fixed Charges, each as defined, for the trailing four fiscal quarters shall not be less than 1.25 to 1.0.

•	LoJack shall not, nor shall it permit any of its subsidiaries to, incur capital expenditures in an amount in excess of the U.S. Dollar equivalent of $7.5 million in the aggregate during any fiscal year.

        The Agreement includes customary events of default including, but not limited to, failure to pay any interest, principal or fees when due, failure to meet any covenant or agreement, inaccurate or false representations or warranties, cross default with other debt agreements, insolvency, bankruptcy, ERISA, change of control and judgment defaults. If an event of default occurs, the remaining commitments may be terminated and the principal and interest may be declared immediately due and payable. Such acceleration shall occur automatically in the event of an insolvency or bankruptcy default.

        For further information regarding the terms of the Agreement see Exhibit 10.1.

Item 3.02.  Unregistered Shares of Equity Securities.

        On October 29, 2004, and in connection with LoJack’s combination with Boomerang as described in Item 2.01 above, LoJack issued one (1) share of preferred stock designated as Special Voting Preferred Stock (the “Special Voting Share”) to Computershare Trust Company of Canada, as trustee under a Voting and Exchange Trust Agreement among LoJack, Boomerang and the trustee. The Special Voting Share was issued for nominal consideration and was exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) and Rule 3-05(b) of Regulation S-X are omitted pursuant to General Instruction B.3 to Form 8-K. The financial statements required by Item 9.01(a) and Rule 3-05(b) of Regulation S-X have been previously reported by LoJack with its Current Report on Form 8-K filed on October 13, 2004.

(b)  Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is omitted pursuant to General Instruction B.3 to Form 8-K. The pro forma financial information required by Item 9.01(b) has been previously reported by LoJack with its Current Report on Form 8-K filed on October 13, 2004.

(c)  Exhibits.

4.1	Support Agreement, dated as of October 29, 2004, by and among LoJack Corporation, 6292887 Canada Inc. and LoJack ExchangeCo Canada Inc.

4.2	Voting and Exchange Trust Agreement, dated as of October 29, 2004, by and among LoJack Corporation, LoJack ExchangeCo Canada Inc. and Computershare Trust Company of Canada.

10.1	Multicurrency Credit Agreement, dated as of October 29, 2004, among LoJack Corporation, LoJack ExchangeCo Canada Inc., the Guarantors from time to time parties hereto, the Lenders from time to time party hereto and Harris Trust and Savings Bank, as Administrative Agent, and Bank of Montreal, as Canadian Co-Agent.

10.2	Fifth Amendment to Loan Agreement, dated as of October 29, 2004, by and among Citizens Bank of Massachusetts and LoJack Corporation, LoJack International Corporation, LoJack Global LLC, LoJack Operating Company, L.P. and Vehicle Recovery Systems Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Keith Farris Keith Farris Vice President of Finance and Chief Financial Officer

Date:  November 3, 2004